EXHIBIT 99.2

Contact

Amy Seltzer Hedison

Investor Relations

(617) 250-6012

ahedison@epixpharma.com

FOR IMMEDIATE RELEASE

December 13, 2005

EPIX Pharmaceuticals Board of Directors Extends Contract of Interim CEO

Exercising two-month option brings term to six months

Cambridge, MA, December 13, 2005 - EPIX Pharmaceuticals, Inc. (NASDAQ: EPIX) announced today that its Board of Directors has exercised its option to extend the contract of Interim CEO Michael Astrue for two additional months, thereby bringing his term as Interim CEO to six months.  Mr. Astrue joined EPIX as Interim CEO on September 14, 2005, with a contract term of four months, plus an option for two additional months.  All other terms of the original contract remain the same.

“We’re grateful for Mike Astrue’s leadership in this challenging time,” said Chris Gabrieli, Chairman of the Board of EPIX.  “We have just received notice that our first FDA meeting to discuss the path forward for Vasovist™ has been scheduled for January, and Mike’s experience in regulatory issues will be very useful as we advance our strategy for this and future FDA interactions.”

Vasovist™, the Company’s novel blood-pool contrast agent for use in magnetic resonance angiography, was the subject of a second FDA “approvable” letter on November 22, 2005.  Vasovist was approved by the European Commission for marketing in the 25 member countries of the European Union in October 2005, and is expected to be launched in Europe in the first quarter of 2006.

About EPIX

EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease. The Company uses its proprietary Target Visualization Technology™ to create imaging agents targeted at the molecular level, designed to enable physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes. To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of that are based on current expectations of the Company’s management.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EPIX Pharmaceuticals’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things: the failure to comply with federal and state statutes and regulations relating to EPIX Pharmaceuticals’ products, including FDA requirements; that the completion of clinical studies may not prove the safety and efficacy of EPIX Pharmaceuticals’ products; the inability to adequately address issues raised by FDA in its review of EPIX Pharmaceuticals’ submissions; the inability of EPIX Pharmaceuticals’ partner(s) to achieve regulatory approval in the countries in which it (they) plan to sell EPIX Pharmaceutical products; and the inability of EPIX Pharmaceuticals’ partner(s) to achieve meaningful sales in the countries in which EPIX Pharmaceuticals’ products are sold.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EPIX Pharmaceuticals undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional information regarding these and other risks faced by EPIX Pharmaceuticals, see the disclosure contained in EPIX Pharmaceuticals’ periodic reports filed with the Securities and Exchange Commission, including but not limited to EPIX Pharmaceuticals’ Form 10-K for the year ended December 31, 2004 and subsequent Forms 10-Q.

CONTACT:

EPIX Pharmaceuticals, Inc.

Investor Relations, 617-250-6012
Amy Seltzer Hedison
SOURCE: EPIX Pharmaceuticals, Inc.

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